AMENDED AND RESTATED 364-DAY REVOLVING CREDIT NOTE

$10,000,000.00 September 29, 1999

Hartford, Connecticut

This Amended and Restated 364-Day Revolving Credit Note amends and restates in its entirety that certain 364-Day Revolving Credit Note given by The Energy Network, Inc. to the order of Fleet National Bank dated September 30, 1999, in the original principal amount of up to $10,000,000 and on which there is a zero ($0.00) outstanding principal balance as of the date hereof (the "Prior Note").

FOR VALUE RECEIVED, THE ENERGY NETWORK, INC., a Connecticut corporation with a mailing address at P.O. Box 1500, Hartford, Connecticut 06114-1500 ("Borrower"), hereby promises to pay to FLEET NATIONAL BANK, a national banking association ("Lender"), or to its order, at its office at One Federal Street, Boston, Massachusetts 02110, the principal sum of up to Ten Million Dollars ($10,000,000.00), or so much thereof as has been advanced and not repaid, in accordance with the provisions of a 364-Day Revolving Credit Agreement between the Borrower and Lender dated October 1, 1997 as the same is being modified by that certain Modification Agreement between Borrower and Lender of even date herewith (the "Loan Agreement") and which is then outstanding under this Note, together with (i) accrued but unpaid interest on the Prior Note through the date hereof and (ii) interest in arrears on the unpaid principal balance from time to time outstanding from the date hereof until the entire principal amount due hereunder is paid in full at the rates hereinafter provided. Interest shall be calculated on the basis of the actual number of days elapsed over a year of 360 days. Interest shall be payable monthly, in arrears, on the first day of each month, or the next business day thereafter if such day is not a business day, commencing November 1, 1999 and continuing monthly thereafter until this Note is paid in full.

Advances hereunder shall be made on a revolving basis and as principal is repaid to Lender, such sums may be re-advanced to the Borrower in accordance with the provisions of the Loan Agreement, provided no Event of Default has occurred under the Loan Agreement or hereunder. All capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Loan Agreement.

This Note is secured, inter alia, by certain "Security Documents" referred to in the Loan Agreement, and is entitled to the benefits thereof.

Interest Rates

Borrower's Options. Subject to the provisions herein with regard to the Default Rate, interest hereunder shall accrue at the following rates, at Borrower's selection, subject to the conditions and limitations provided for in this Note: (i) a rate per annum equal to 60 basis points (.60%) greater than the LIBO Rate (as hereinafter defined) provided, however, that in the event a LIBO Rate is unavailable for any reason, interest shall accrue on the Loan at the Variable Rate (as hereinafter defined) or (ii) a Bank Rate (as hereinafter defined). Borrower's right to select an interest rate hereunder shall cease during the continuance of an Event of Default, and, upon the expiration of the Interest Period(s) for any Advance(s) then in existence, the outstanding principal balance under this Note shall bear interest at the Variable Rate until the Event of Default has been cured and Borrower makes an effective interest rate selection.

Selection To Be Made. Borrower shall select, and thereafter may change the selection of, the applicable interest rate, from the alternatives otherwise provided for in this Note, by giving Lender a Notice of Rate Selection: prior to each Loan Advance, and by the times stated below in the next paragraph.

Notice. A "Notice of Rate Selection" shall be a written notice, given by cable, tested telex, telecopier (with authorized signature), or by telephone if immediately confirmed by such a written notice, from an Authorized Representative of Borrower which: (i) is irrevocable; (ii) is received by Lender not later than 10:00 o'clock A.M. Eastern Time on or before a Business Day for which the selection of Interest Period is to apply.

If No Notice. If Borrower fails to select an interest rate option in accordance with the foregoing prior to a Loan Advance, or prior to the last day of the applicable Interest Period of an outstanding Advance, any new Loan Advance made or any Advance for which the Interest Period is expiring and an new interest rate is not selected by Borrower, shall be deemed to be accruing interest at the rate based on the LIBO Rate, effective on the date such new Loan Advance is made or upon the expiration of the existing Interest Period.

Maturity Date

So long as no Event of Default (as hereinafter defined) occurs as a result of which Lender declares this Note immediately due and payable, the unpaid principal amount due hereunder and any interest then owing shall be payable in full on September 27, 2000 (the "Maturity Date").

Prepayment

The Loan or any portion thereof may be prepaid in full or in part without premium or penalty at any time if interest is accruing at the Variable Rate or on the last day of any Interest Period upon five (5) days' prior written notice to the holder of this Note. Prepayments at any other time shall be subject to the payment of a Prepayment Premium. Any partial prepayment of principal shall first be applied to any installment of principal then due and then be applied to the principal due in the reverse order of maturity, and no such partial prepayment shall relieve Borrower of the obligation to pay each subsequent installment of principal when due.

Borrower shall pay to Lender all reasonable costs and expenses incurred by Lender in connection with such prepayment and such charges will be paid by Borrower whether payment is made voluntarily at Borrower's option or involuntarily after Lender has made demand for payment after an Event of Default.

In the event that interest is accruing hereunder at the LIBO Rate or a Bank Rate and Borrower prepays the Loan at any time other than at the end of an Interest Period, Borrower shall be required to pay a prepayment premium (the "Prepayment Premium") to Lender in an amount computed as follows: The current Treasury Rate with a maturity date closest to the last day of applicable Interest Period to which the prepayment is made shall be subtracted from the cost of funds component of the LIBO Rate in effect at the time of prepayment. If the result is zero or a negative number, there shall be no Prepayment Premium. If the result is a positive number, then the resulting percentage shall be multiplied by the amount of the principal balance being prepaid. The resulting amount shall be divided by 360 and multiplied by the number of days remaining in the Interest Period as to which the prepayment is made. Said amount shall be reduced to present value calculated by using the number of days remaining in the Interest Period and using the Treasury Rate. The resulting amount shall be the Prepayment Premium due to Lender upon prepayment of the Loan. If by reason of an event of default Lender elects to declare this Note to be immediately due and payable, then any Prepayment Premium with respect to this Note shall become due and payable in the same manner as though Borrower had exercised such right of prepayment.

Certain Definitions and Provisions Relating To Interest Rate.

(a) Banking Day. The term "Banking Day" means a day on which banks are not required or authorized by law to close in the city in which Lender's principal office is situated.

(b) Bank Rate. The term "Bank Rate" means a rate of interest based on, but not equal to, the Lender's cost of funds as such Bank Rate may be quoted by Lender to Borrower upon Borrower's request therefor.

(c) Business Day; Same Calendar Month. The term "Business Day" means any Banking Day and, if the applicable Business Day relates to the selection or determination of any LIBO Rate, any London Banking Day. If any day on which a payment is due is not a Business Day, then the payment shall be due on the next day following which is a Business Day, unless, with respect to a LIBO Rate, the effect would be to make the payment due in the next calendar month, in which event such payment shall be due on the next preceding day which is a Business Day. Further, if there is no corresponding day for a payment in the given calendar month (i.e., there is no "February 30th"), the payment shall be due on the last Business Day of the calendar month.

(d) Dollars. The term "Dollars" or "$" means lawful money of the United States.

(e) Interest Period.

(i) The term "Interest Period" means with respect to the LIBO Rate: a period of three (3) months, subject to availability. Each such Interest Period shall commence on a Business Day and shall end on the numerically corresponding day in the third month thereafter. Provided, however: (i) if there is no such numerically corresponding day (i.e., there is no February 30th), such Interest Period shall end on the last Business Day of the applicable month, (ii) if the last day of such an Interest Period would otherwise occur on a day which is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day; but (iii) if such extension would otherwise cause such last day to occur in a new calendar month, then such last day shall occur on the next preceding Business Day.

(ii) The term "Interest Period" shall mean with respect to the Variable Rate consecutive periods of one (1) day each.

(iii) The term "Interest Period" shall mean with respect to a Bank Rate the maturity of the cost of funds liability on which such Bank Rate is based.

(iv) No Interest Period may end beyond the Maturity Date. If the last day of an Interest Period would otherwise occur on a day which is not a Business Day, such last day shall be extended to the next succeeding Business Day, except as provided above in clause (i) relative to a LIBO Rate.

(f) LIBO Rate. The term "LIBO Rate" means, with respect to each LIBO Rate Interest Period, the rate per annum (rounded upward, if necessary, to the nearest 1/32 of one percent) as determined on the basis of the offered rates for deposits in U.S. dollars, for a period of time comparable to such Interest Period which appears on the Telerate page 3750 as of 11:00 a.m. London time on the day that is two London Banking Days preceding the first day of such advance; provided, however, if the rate described above does not appear on the Telerate System on any applicable interest determination date, the LIBO Rate shall be the rate (rounded upwards as described above, if necessary) for deposits in dollars for a period substantially equal to the interest period on the Reuters Page "LIBO" (or such other page as may replace the LIBO Page on that service for the purpose of displaying such rates), as of 11:00 a.m. (London Time), on the day that is two (2) London Banking Days prior to the beginning of such interest period. "Banking Day" shall mean, in respect of any city, any date on which commercial banks are open for business in that city.

If both the Telerate and Reuters system are unavailable, then the rate for that date will be determined on the basis of the offered rates for deposits in U.S. dollars for a period of time comparable to the Interest Period for such advance which are offered by four major banks in the London interbank market at approximately 11:00 a.m. London time, on the day that is two (2) London Banking Days preceding the first day of the Interest Period for such advance as selected by the Calculation Agent. The principal London office of each of the four major London banks will be requested to provide a quotation for its U.S. dollar deposit offered rate. If at least two such quotations are provided, the rate for that date will be the arithmetic mean of the quotations. If fewer than two quotations are provided as requested, the rate for that date will be determined on the basis of the rates quoted for loans in U.S. dollars to leading European banks for a period of time comparable to the Interest Period for such advance offered by major banks in New York City at approximately 11:00 a.m. New York City time, on the day that its two London Banking Days preceding the first day of the Interest Period for such advance. In the event that Lender is unable to obtain any such quotation as provided above, it will be deemed that the LIBO Rate cannot be determined.

In the event that the Board of Governors of the Federal Reserve System shall impose a Reserve Percentage with respect to LIBOR deposits of Lender then for any period during which such Reserve Percentage shall apply, the LIBO Rate shall be equal to the amount determined above divided by an amount equal to 1 minus the Reserve Percentage.

(g) Maturity. The term "Maturity" means the Maturity Date, or in any instance, upon acceleration of the Loan, if the Loan has been accelerated by Lender upon an Event of Default.

(h) Present Value. The term "Present Value" means the value at the applicable maturity discounted to the date of prepayment using the Treasury Rate.

(i) Prime Rate. The term "Prime Rate" means the per annum rate of interest so designated from time to time by Lender as its prime rate. The Prime Rate is a reference rate and does not necessarily represent the lowest or best rate being charged to any customer.

(j) Treasury Rate. The term "Treasury Rate" means, as of the date of any calculation or determination, the latest published rate for United States Treasury Notes or Bills (but the rate on Bills issued on a discounted basis shall be converted to a bond equivalent) as published weekly in the Federal Reserve Statistical Release H.15(519) of Selected Interest Rates in an amount which approximates (as determined by Lender) the amount (i) approximately comparable to the portion of the Loan to which the Treasury Rate applies for the Interest Period, or (ii) in the case of a prepayment, the amount prepaid and with a maturity closest to the original maturity of the installment which is prepaid in whole or in part.

(k) Variable Rate. The term "Variable Rate" means a per annum rate equal at all times to the Prime Rate, with changes therein to be effective simultaneously with any change in the Prime Rate.

Additional Provisions Related to Interest Rate Selection.

(a) Increased Costs. If, due to any one or more of: (i) the introduction of any applicable law or regulation or any change (other than any change by way of imposition or increase of reserve requirements already referred to in the definition of LIBO Rate) in the interpretation or application by any authority charged with the interpretation or application thereof of any law or regulation; or (ii) the compliance with any guideline or request from any governmental central bank or other governmental authority (whether or not having the force of law), there shall be an increase in the cost to Lender of agreeing to make or making, funding or maintaining LIBO Rate Loans, including without limitation changes which affect or would affect the amount of capital or reserves required or expected to be maintained by Lender, with respect to all or any portion of the Loan, or any corporation controlling Lender, on account thereof, then Borrower from time to time shall, upon written demand by Lender, pay Lender additional amounts sufficient to indemnify Lender against any increased cost actually incurred. A certificate as to the amount of the increased cost and the reason therefor submitted to Borrower by Lender, in the absence of manifest error, shall be conclusive and binding for all purposes.

(b) Illegality. Notwithstanding any other provision of this Note, if the introduction of or change in or in the interpretation of any law, treaty, statute, regulation or interpretation thereof shall make it unlawful, or any central bank or government authority shall assert by directive, guideline or otherwise, that it is unlawful, for Lender to make or maintain a LIBO Rate or to continue to fund or maintain a LIBO Rate then, on written notice thereof and demand by Lender to Borrower, (a) the obligation of Lender to make a LIBO Rate available and to convert or continue any Loan advances at a LIBO Rate shall terminate and (b) Borrower shall convert the interest rate to a Variable Rate.

(c) Additional LIBO Rate Conditions. The selection by Borrower of a LIBO Rate and the maintenance of advances at such rate shall be subject to the following additional terms and conditions:

(i) Availability. If, before or after Borrower has selected to take or maintain a LIBO Rate, Lender notifies Borrower that:

(A) dollar deposits in the amount and for the maturity requested are not available to Lender in the London interbank market at the rate specified in the definition of LIBO Rate set forth above, or

(B) reasonable means do not exist for Lender to determine the LIBO Rate for the amounts and maturity requested,

then the principal which would have been advanced at a LIBO Rate shall be advanced at a Variable Rate.

(ii) Payments Net of Taxes. All payments and prepayments of principal and interest under this Note shall be made net of any taxes and costs resulting from having principal outstanding at or computed with reference to a LIBO Rate. Without limiting the generality of the preceding obligation, illustrations of such taxes and costs are taxes, or the withholding of amounts for taxes, of any nature whatsoever including income, excise, interest equalization taxes (other than United States or state income taxes) as well as all levies, imposts, duties or fees whether now in existence or as the result of a change in or promulgation of any treaty, statute, regulation, or interpretation thereof or any directive guideline or otherwise by a central bank or fiscal authority (whether or not having the force of law) or a change in the basis of, or the time of payment of, such taxes and other amounts resulting therefrom.

Default

Upon the occurrence of any of the following (each of which events shall be an Event of Default hereunder):

(i) the failure of Borrower to make any payment of principal or interest hereunder within ten (10) days after the same is due, or

(ii) an Event of Default as described and defined in any of the Loan Agreement, the Security Instruments or any instrument evidencing any indebtedness of Borrower to Lender and the expiration of any period provided in such instrument to cure such default, then Lender may declare the entire unpaid principal balance hereunder immediately due and payable without notice, demand or presentment and may exercise any of its rights under the Security Instruments. In the event that Lender or any subsequent holder of this Note shall exercise or endeavor to exercise any of its remedies hereunder or under the Security Instruments, Borrower shall pay on demand all reasonable costs and expenses incurred in connection therewith, including, without limitation, reasonable attorney's fees and Lender may take judgment for all such amounts in addition to all other sums due hereunder.

Late Payment Fee

Irrespective of the exercise or nonexercise of any of the aforesaid rights, if any monthly payment of principal or interest hereunder is not paid in full within ten (10) days after the same is due, Borrower shall pay to Lender a processing fee on such unpaid amount equal to five percent (5%) of such late payment.

Default Rate of Interest

Irrespective of the exercise or nonexercise of any of the aforesaid rights, if Lender has accelerated amounts owing under the Note following the occurrence of an Event of Default hereunder, from and after the date of such acceleration interest charges hereunder shall be increased to the lesser of (i) the then applicable interest rate charges plus four percent (4%) or (ii) the maximum rate then permitted by law, until Lender is satisfied that the Event of Default has been cured.

Miscellaneous

In the event that the holder of this Note shall exercise or endeavor to exercise any of its remedies hereunder or under said Loan Agreement or any agreements securing this Note, Borrower shall pay all reasonable costs and expenses incurred in connection therewith, including without limitation, reasonable attorneys' fees, and the holder hereof may take judgment for all such amounts in addition to all other sums due hereunder.

Borrower hereby waives presentment, dishonor, protest and demand, diligence, notice of protest, demand and of dishonor, and any other notice otherwise required to be given under the law in connection with the delivery, acceptance, performance, default, enforcement or collection of this Note, and expressly agrees that this Note or any payment hereunder may be extended or subordinated, by forbearance or otherwise, from time to time, without in any way affecting the liability of Borrower. No consent or waiver by the holder hereof with respect to any action or failure to act which, without such consent or waiver, would constitute a breach of any provision of this Note, shall be valid and binding unless in writing and signed by both Borrower and the holder hereof.

All agreements between Borrower and Lender are hereby expressly limited so that in no contingency or event whatsoever whether by reason of acceleration of maturity of the indebtedness evidenced hereby or otherwise shall the amount paid or agreed to be paid to Lender for the use, forbearance or detention of the indebtedness evidenced hereby exceed the maximum permissible under applicable law. As used herein, the term "applicable law" shall mean the law in effect as of the date hereof, provided, however, that in the event there is a change in the law which results in a higher permissible rate of interest, then this Note shall be governed by such new law as of its effective date. If, from any circumstance whatsoever, fulfillment of any provision hereof or of the Loan Agreement or of any agreements securing this Note at the time performance of such provision shall be due, shall involve transcending the limit of validity prescribed by law, then, ipso facto, the obligation to be fulfilled shall be reduced to the limit of such validity, and if from any circumstance Lender should ever receive as interest an amount which would exceed the highest lawful rate, such amount which would be excessive interest shall be applied to the reduction of the principal balance evidenced hereby and not to the payment of interest. This provision shall control every other provision of all agreements between Borrower and Lender.

Borrower expressly agrees that this Note, or any payment hereunder, may be extended from time to time, without in any way affecting the liability of Borrower. No unilateral consent or waiver by Lender with respect to any action or failure to act which, without consent, would constitute a breach of any provision of this Note shall be valid and binding unless in writing and signed by Lender.

This Note shall be construed in accordance with and governed by the laws of the State of Connecticut, except to the extent that such laws are superseded by Federal enactments.

WAIVER OF PREJUDGMENT RIGHTS AND JURY TRIAL

BORROWER ACKNOWLEDGES THAT THE TRANSACTION OF WHICH THIS NOTE IS A PART IS A COMMERCIAL TRANSACTION, AND HEREBY VOLUNTARILY AND KNOWINGLY WAIVES ITS RIGHT TO NOTICE AND HEARING UNDER CHAPTER 903a OF THE CONNECTICUT GENERAL STATUTES AS THE SAME ARE OR IN THE FUTURE MAY BE AMENDED OR AS OTHERWISE ALLOWED BY ANY STATE OR FEDERAL LAW OR THE CONSTITUTION OF CONNECTICUT OR THE UNITED STATES WITH RESPECT TO ANY PREJUDGMENT REMEDY WHICH LENDER MAY DESIRE TO USE.

BORROWER HEREBY WAIVES ITS RIGHT TO TRIAL BY JURY IN ANY ACTION BROUGHT ON OR WITH RESPECT TO THIS NOTE, THE LOAN AGREEMENT, THE SECURITY INSTRUMENTS OR ANY OTHER AGREEMENTS EXECUTED IN CONNECTION HEREWITH OR THEREWITH. NEITHER BORROWER NOR ANY ASSIGNEE OF OR SUCCESSOR TO THE BORROWER, SHALL SEEK A JURY TRIAL IN ANY LAWSUIT, PROCEEDING, COUNTERCLAIM, OR ANY OTHER LITIGATION OR PROCEEDING BASED UPON, OR ARISING OUT OF, THIS NOTE, THE LOAN AGREEMENT, THE SECURITY INSTRUMENTS OR ANY OF THE OTHER DOCUMENTS, INSTRUMENTS AND AGREEMENTS ENTERED INTO IN CONNECTION HEREWITH OR THEREWITH OR THE DEALINGS OR THE RELATIONSHIP BETWEEN THE PARTIES HERETO, OR ANY OF THEM. NO PARTY WILL SEEK TO CONSOLIDATE ANY SUCH ACTION, IN WHICH A JURY TRIAL HAS BEEN WAIVED, WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED. THE PROVISIONS OF THIS WAIVER OF RIGHT TO JURY TRIAL HAVE BEEN DISCUSSED BY THE PARTIES HERETO, AND THESE PROVISIONS SHALL BE SUBJECT TO NO EXCEPTIONS. NO PARTY HAS IN ANY WAY AGREED WITH OR REPRESENTED TO ANY OTHER PARTY THAT THE PROVISIONS OF THIS WAIVER OF RIGHT TO JURY TRIAL WILL NOT BE FULLY ENFORCED IN ALL INSTANCES.

IN WITNESS WHEREOF, Borrower has caused this Note to be executed by its duly authorized officer as of the day and year first above written.

WITNESS:                         &n bsp;            &nbs p;                         THE ENERGY NETWORK, INC.

__S/ Kathleen S. Douglas__________________     By:__S/ Andrew H. Johnson________
             &n bsp;            &nbs p;                           &n bsp;            &nbs p;                     Name: Andrew H. Johnson
             &n bsp;            &nbs p;                           &n bsp;            &nbs p;                     Title: Asst. Vice President